Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	October 16, 2026

M&T Bank Corporation (NYSE:MTB) announces third quarter 2026 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $775 million or $5.04 of diluted earnings per common share.

(Dollars in millions, except per share data)	3Q26	2Q26	3Q25
Earnings Highlights
Net interest income	$1,793	$1,792	$1,761
Taxable-equivalent adjustment	12	12	12
Net interest income - taxable-equivalent	1,805	1,804	1,773
Provision for credit losses	135	120	125
Noninterest income	743	740	752
Noninterest expense	1,393	1,349	1,363
Net income	775	818	792
Net income available to common shareholders - diluted	732	781	754
Diluted earnings per common share	5.04	5.32	4.82
Return on average assets - annualized	1.40%	1.51%	1.49%
Return on average common shareholders' equity - annualized	11.44	12.30	11.45
Average Balance Sheet
Total assets	$218,860	$216,532	$211,053
Interest-bearing deposits at banks	14,209	15,061	17,739
Investment securities	38,552	38,728	36,559
Loans	143,296	140,650	135,890
Deposits	166,777	163,524	162,576
Borrowings	19,225	20,794	15,633
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.65%	3.70%	3.69%
Efficiency ratio (1)	54.4	52.8	53.6
Net charge-offs to average total loans - annualized	.35	.23	.42
Allowance for loan losses to total loans	1.51	1.53	1.59
Nonaccrual loans to total loans	.90	.85	1.11
Common equity Tier 1 ("CET1") capital ratio (2)	10.16	10.19	10.99
Common shareholders' equity per share	$174.95	$176.03	$170.43
(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) CET1 capital ratio at September 30, 2026 is estimated.

Financial Highlights
•Taxable-equivalent net interest income increased nominally in the recent quarter as compared with the second quarter of 2026 reflecting an additional day, partially offset by lower interest income on nonaccrual loans.
•Average loans grew $2.6 billion in the recent quarter reflecting higher average commercial real estate loan balances of $1.6 billion, consumer loan balances of $634 million and residential real estate loan balances of $367 million.
•Higher noninterest income in the recent quarter reflects an increase in residential mortgage banking revenues, partially offset by a decrease in capital markets and advisory revenues and a lower distribution from M&T's investment in Bayview Lending Group LLC ("BLG").
•Noninterest expense reflects increases in outside data processing and software costs and professional and other services expense as well as higher personnel costs from an additional working day in the recent quarter.
•The allowance for loan losses as a percent of total loans declined 2 basis points to 1.51% at September 30, 2026.
•In the recent quarter, M&T repurchased 1.3 million shares of its common stock at a total cost of $323 million. M&T's CET1 capital ratio is estimated to be 10.16% at September 30, 2026.

Chief Financial Officer Commentary
"M&T's third quarter results were highlighted by strong loan and deposit growth, stable credit and a solid capital position. Fee income in the recent quarter continues to reflect the breadth of M&T's franchise and our ability to meet customers' evolving needs through a wide range of financial capabilities. The continued strength across customer-driven revenue streams demonstrates the value of our diversified business model and the depth of our customer relationships. These relationships are at the heart of our purpose, to make a difference in people's lives. I want to thank our employees for their ongoing commitment to the communities and customers we serve."
- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations:	Rajiv Ranjan	716.842.5138
	Steve Wendelboe	716.842.5138
Media Relations:	Frank Lentini	929.651.0447

Third Quarter 2026 Results

Financial Reporting Matters
As reported on M&T's Form 8-K dated September 28, 2026, effective for the third quarter of 2026 M&T made certain changes and reclassifications to Other income categories presented in its Consolidated Statement of Income. Also effective for the third quarter of 2026, M&T began separately presenting loans held for sale from loans held for investment in its Consolidated Balance Sheet and its Average Balance Sheet and Annualized Taxable-equivalent Rates disclosures. Accordingly, annualized taxable-equivalent rates for each impacted loan category and certain loan-based credit quality ratios exclude loans held for sale. Additionally, as reported in M&T's Form 10-Q for the quarter ended June 30, 2026, in conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. All periods presented herein reflect those changes.

Non-GAAP Measures (1)

(Dollars in millions, except per share data)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Net operating income	$780	$823	-5%	$798	-2%
Diluted net operating earnings per common share	5.08	5.35	-5	4.87	4
Annualized return on average tangible assets	1.47%	1.59%		1.56%
Annualized return on average tangible common equity	17.29	18.57		17.13
Efficiency ratio	54.4	52.8		53.6
Tangible equity per common share	$115.88	$117.41	-1	$115.31	—

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income (1)

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Average earning assets	$196,739	$195,216	1%	$190,920	3%
Average interest-bearing liabilities	142,294	140,354	1	134,153	6
Net interest income - taxable-equivalent	1,805	1,804	—	1,773	2
Yield on average earning assets	5.41%	5.40%		5.60%
Cost of interest-bearing liabilities	2.44	2.36		2.72
Net interest spread	2.97	3.04		2.88
Net interest margin	3.65	3.70		3.69

(1)Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates are included in the accompanying table on page 15.

Third Quarter 2026 Results
Taxable-equivalent net interest income in the recent quarter rose nominally from the second quarter of 2026 reflecting an additional day, lower interest income on nonaccrual loans and loan growth funded by interest-bearing deposits as the Company reduced its average short-term borrowings. Taxable-equivalent net interest income increased $32 million, or 2%, as compared with the year-earlier third quarter reflecting lower rates paid on average interest-bearing deposits and growth in average loans and investment securities, partially offset by lower yields received on loans.

Average Earning Assets

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Interest-bearing deposits at banks	$14,209	$15,061	-6%	$17,739	-20%
Investment securities	38,552	38,728	—	36,559	5
Loans held for sale	682	777	-12	637	7
Loans: (1)
Commercial and industrial	65,887	65,883	—	61,687	7
Real estate - commercial	24,862	23,221	7	23,982	4
Real estate - residential	25,194	24,827	1	24,122	4
Consumer	27,353	26,719	2	26,099	5
Total loans	143,296	140,650	2	135,890	5
Other	—	—	—	95	-100
Total earning assets	$196,739	$195,216	1	$190,920	3

(1)Supplemental information on loan balances is included in the accompanying table on page 16.

Average earning assets rose $1.5 billion from the second quarter of 2026 reflecting growth in average commercial real estate loan balances of $1.6 billion, average consumer loan balances of $634 million and average residential real estate loan balances of $367 million.
Average earning assets increased $5.8 billion from the third quarter of 2025, reflecting loan growth across all loan portfolios. Average commercial and industrial loan balances increased $4.2 billion, spanning most industry types. Average consumer, residential real estate and commercial real estate loan balances grew $1.3 billion, $1.1 billion and $880 million, respectively. The average balance of investment securities increased $2.0 billion from the year-earlier quarter, reflecting purchases of fixed rate mortgage-backed securities.

Average Interest-bearing Liabilities

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Interest-bearing deposits:
Savings and interest-checking deposits	$108,013	$105,752	2%	$104,630	3%
Time deposits	15,056	13,808	9	13,890	8
Total interest-bearing deposits	123,069	119,560	3	118,520	4
Short-term borrowings	5,248	8,016	-35	2,844	85
Long-term borrowings	13,977	12,778	9	12,789	9
Total interest-bearing liabilities	$142,294	$140,354	1	$134,153	6

Third Quarter 2026 Results
Average interest-bearing liabilities in the recent quarter rose $1.9 billion from the second quarter of 2026 reflecting growth in average interest-bearing deposits of $3.5 billion and higher average long-term borrowings resulting from asset securitizations and issuances of senior and subordinated notes. Those increases were partially offset by a $2.9 billion decline in average short-term borrowings from the FHLB of New York.

Average interest-bearing liabilities increased $8.1 billion from the third quarter of 2025 reflecting growth in average interest-bearing deposits of $4.5 billion, higher average short-term borrowings from the FHLB of New York of $1.9 billion and an increase in average long-term borrowings of $1.2 billion resulting from asset securitizations and issuances of subordinated notes, partially offset by net maturities of senior notes.

Provision for Credit Losses/Asset Quality

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
At end of quarter
Nonaccrual loans	$1,298	$1,208	7%	$1,512	-14%
Real estate and other foreclosed assets	28	23	22	37	-26
Total nonperforming assets	1,326	1,231	8	1,549	-14
Accruing loans past due 90 days or more (1)	570	603	-5	432	32
Nonaccrual loans as % of loans outstanding	.90%	.85%		1.11%

Allowance for loan losses	$2,179	$2,176	—	$2,161	1
Allowance for loan losses as % of loans outstanding	1.51%	1.53%		1.59%
Reserve for unfunded credit commitments	$93	$95	-2	$95	-2

For the period
Provision for loan losses	$130	$120	8	$110	18
Provision for unfunded credit commitments	5	—	—	15	-67
Total provision for credit losses	135	120	13	125	8
Net charge-offs	127	80	59	146	-12
Net charge-offs as % of average loans (annualized)	.35%	.23%		.42%

(1)Predominantly government-guaranteed residential real estate.
The provision for credit losses was $135 million in the third quarter of 2026 as compared with $120 million in the second quarter of 2026 and $125 million in the third quarter of 2025. The allowance for loan losses as a percent of loans outstanding was 1.51% at September 30, 2026 and 1.53% at June 30, 2026, each improved from 1.59% at September 30, 2025, reflecting lower levels of criticized loans.
Nonaccrual loans were $1.3 billion at September 30, 2026 and $1.2 billion at June 30, 2026, compared with $1.5 billion at September 30, 2025. The lower level of nonaccrual loans at September 30, 2026 and June 30, 2026 as compared with September 30, 2025 reflects a decrease in commercial and industrial and commercial real estate nonaccrual loans.

Third Quarter 2026 Results

Noninterest Income

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Trust and investment services income	$230	$235	-2%	$217	6%
Mortgage banking revenues (1)	152	127	19	147	3
Service charges on deposit accounts	109	107	1	105	3
Card revenues	90	89	2	90	—
Letter of credit and credit-related fees	46	44	4	45	3
Capital markets and advisory revenues	32	41	-24	35	-8
Gain (loss) on bank investment securities	(1)	2	—	1	—
Other revenues from operations (2)	85	95	-12	112	-25
Total	$743	$740	—	$752	-1

(1)Supplemental information on mortgage banking activities is included in the accompanying table on page 17.
(2)Supplemental information on other revenues from operations is included in the accompanying table on page 18.

Effective January 1, 2026, the Company elected to prospectively measure its residential mortgage loan servicing right assets at fair value with changes in fair value reflected in mortgage banking revenues. As a result, amortization associated with residential mortgage loan servicing right assets previously recognized in other costs of operations before 2026 is no longer recorded. Instead, beginning in 2026 fair value changes in residential mortgage loan servicing right assets, inclusive of the realization of expected net servicing revenues over time, are included in mortgage banking revenues. On December 31, 2025, the Company began economically hedging the risk of fair value changes in these assets through the use of various interest rate derivative contracts, for which changes in fair value are also reflected in mortgage banking revenues.

Noninterest income in the third quarter of 2026 increased $3 million from 2026's second quarter.
•Trust and investment services income declined $5 million reflecting seasonal tax services fees earned by the wealth management business in the second quarter of 2026.
•Mortgage banking revenues increased $25 million reflecting a rise in residential mortgage loan sub-servicing income. In June 2026, the Company began sub-servicing $62.9 billion of additional residential mortgage loans.
•Capital markets and advisory revenues decreased $9 million reflecting a decline in loan syndication fees and lower revenues from interest rate swap transactions with commercial customers.
•Other revenues from operations decreased $10 million reflecting a lower distribution from M&T's investment in BLG in the recent quarter.
Noninterest income declined $9 million, or 1%, as compared with the third quarter of 2025.
•Trust and investment services income rose $13 million reflecting higher corporate trust revenues from the Company's institutional services business and an increase in personal trust and investment services revenues from its wealth management businesses.
•Mortgage banking revenues increased $5 million reflecting a rise in residential mortgage loan sub-servicing income, partially offset by the impact of the Company's fair value accounting election described above and lower gains on commercial mortgage loans originated for sale.
•Other revenues from operations decreased $27 million reflecting a $28 million distribution of an earnout payment from the Company's 2023 sale of its Collective Investment Trust ("CIT") business and a $12 million gain on the sale of equipment leases each in the third quarter of 2025, partially offset by an $11 million higher distribution from M&T's investment in BLG in the recent quarter.

Third Quarter 2026 Results

Noninterest Expense

(Dollars in millions)	3Q26	2Q26	Change 3Q26 vs. 2Q26	3Q25	Change 3Q26 vs. 3Q25
Salaries and employee benefits	$832	$826	1%	$833	—%
Outside data processing and software	173	154	12	138	25
Equipment and net occupancy	131	129	—	129	1
Professional and other services	97	89	10	81	22
FDIC assessments	19	18	15	13	55
Advertising and marketing	29	27	7	23	26
Amortization of core deposit and other intangible assets	7	7	—	10	-27
Other costs of operations	105	99	6	136	-23
Total	$1,393	$1,349	3	$1,363	2
Noninterest expense rose $44 million, or 3%, from the second quarter of 2026.
•Salaries and employee benefits expense increased $6 million reflecting an additional working day in the recent quarter, partially offset by lower payroll-related taxes.
•Outside data processing and software costs increased $19 million reflecting higher software maintenance and enhancements to the Company's technology infrastructure.
•Professional and other services rose $8 million reflecting support for enhancements to the Company's technology infrastructure and other enterprise initiatives.
•Other costs of operations increased $6 million reflecting the Company's obligation under agreements to share in losses stemming from certain litigation of Visa, Inc.
Noninterest expense increased $30 million, or 2%, from the third quarter of 2025.
•Outside data processing and software costs rose $35 million reflecting costs associated with enhancements to the Company's technology infrastructure.
•Professional and other services increased $16 million reflecting support for enhancements to the Company's technology infrastructure and other enterprise initiatives and higher legal service costs.
•FDIC assessments were $6 million higher in the recent quarter reflecting the reduction of estimated special assessment expense in the third quarter of 2025 resulting from a decrease in the FDIC's loss estimates associated with certain failed banks.
•Other costs of operations decreased $31 million reflecting the amortization associated with residential mortgage loan servicing right assets in the third quarter of 2025 and lower expense associated with the Company's supplemental executive retirement savings plan in the recent quarter.

Income Taxes
The Company's effective income tax rate was 23.1% in each of the third and second quarters of 2026 compared with 22.8% in the third quarter of 2025.

Third Quarter 2026 Results

Capital and Liquidity

	3Q26		2Q26	3Q25
CET1 capital	10.16%	(1)	10.19%	10.99%
Tier 1 capital	11.93	(1)	11.64	12.49
Total capital	13.93	(1)	13.73	14.35
Tangible capital – common	7.85		8.07	8.79

(1)Capital ratios at September 30, 2026 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $217 million and $42 million, respectively, for the quarter ended September 30, 2026. M&T's current stress capital buffer is 2.7%.
Reflecting rising interest rates, accumulated other comprehensive income declined $588 million in the recent quarter. In July 2026, the Company transferred $8.3 billion of residential mortgage-backed securities from the available-for-sale portfolio to the held-to-maturity portfolio with net unrealized gains of $8 million. Unrealized losses on those transferred securities at September 30, 2026 were $222 million ($165 million net of tax).
M&T repurchased shares of its common stock at a cost of $323 million during the recent quarter, compared with $465 million and $409 million in the second quarter of 2026 and the third quarter of 2025, respectively.
The CET1 capital ratio for M&T was estimated at 10.16% as of September 30, 2026. M&T's total risk-weighted assets at September 30, 2026 are estimated to be $170.6 billion. Reflecting loan growth and share repurchase activity in the recent quarter and the impact of unrealized losses on investment securities available for sale included in accumulated other comprehensive income at September 30, 2026, M&T's tangible common equity to tangible asset ratio at September 30, 2026 declined 22 basis points from June 30, 2026 and 94 basis points from September 30, 2025.
While not subject to the liquidity coverage ratio ("LCR") requirements, M&T estimates that its LCR on September 30, 2026 was 107%, exceeding the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ326. The conference call will be webcast live through M&T's website at https://ir.mtb.com/news-events/events-presentations. A replay of the call will be available through Friday October 23, 2026, by calling (800) 839-3736 or (402) 220-2978 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/news-events/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Third Quarter 2026 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Third Quarter 2026 Results
Financial Highlights

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in millions, except per share, shares in thousands)	2026	2025	Change	2026	2025	Change
Performance
Net income	$775	$792	-2%	$2,257	$2,092	8%
Net income available to common shareholders	732	754	-3	2,133	1,981	8
Per common share:
Basic earnings	5.08	4.85	5	14.57	12.41	17
Diluted earnings	5.04	4.82	5	14.48	12.34	17
Cash dividends	1.50	1.50	—	4.50	4.20	7
Common shares outstanding:
Average - diluted	145,174	156,553	-7	147,329	160,503	-8
Period end	143,708	154,518	-7	143,708	154,518	-7
Return on (annualized):
Average total assets	1.40%	1.49%		1.39%	1.33%
Average common shareholders' equity	11.44	11.45		11.13	10.07
Taxable-equivalent net interest income	$1,805	$1,773	2	$5,372	$5,202	3
Yield on average earning assets	5.41%	5.60%		5.39%	5.54%
Cost of interest-bearing liabilities	2.44	2.72		2.38	2.71
Net interest spread	2.97	2.88		3.01	2.83
Contribution of interest-free funds	.68	.81		.67	.82
Net interest margin	3.65	3.69		3.68	3.65
Net charge-offs to average total net loans (annualized)	.35	.42		.30	.36
Net operating results (1)
Net operating income	$780	$798	-2	$2,274	$2,116	7
Diluted net operating earnings per common share	5.08	4.87	4	14.60	12.49	17
Return on (annualized):
Average tangible assets	1.47%	1.56%		1.46%	1.41%
Average tangible common equity	17.29	17.13		16.78	15.07
Efficiency ratio	54.4	53.6		55.1	56.3

	At September 30,
Loan quality	2026	2025	Change
Nonaccrual loans	$1,298	$1,512	-14%
Real estate and other foreclosed assets	28	37	-26
Total nonperforming assets	$1,326	$1,549	-14
Accruing loans past due 90 days or more	$570	$432	32
Government guaranteed loans included in totals above:
Nonaccrual loans	81	71	13
Accruing loans past due 90 days or more	556	403	38
Nonaccrual loans to total loans	.90%	1.11%
Allowance for loan losses to total loans	1.51	1.59
Additional information
Period end common stock price	$217.60	$197.62	10
Full-service domestic banking offices (2)	906	942	-4
Full-time equivalent employees	21,562	22,383	-4

(1) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(2) In the first quarter of 2026, thirteen domestic banking offices formerly classified as full service were designated as limited service per regulatory filings.

Third Quarter 2026 Results
Financial Highlights, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions, except per share, shares in thousands)	2026	2026	2026	2025	2025
Performance
Net income	$775	$818	$664	$759	$792
Net income available to common shareholders	732	781	620	718	754
Per common share:
Basic earnings	5.08	5.35	4.16	4.71	4.85
Diluted earnings	5.04	5.32	4.13	4.67	4.82
Cash dividends	1.50	1.50	1.50	1.50	1.50
Common shares outstanding:
Average - diluted	145,174	146,758	150,109	153,712	156,553
Period end	143,708	144,933	146,917	151,840	154,518
Return on (annualized):
Average total assets	1.40%	1.51%	1.26%	1.41%	1.49%
Average common shareholders' equity	11.44	12.30	9.67	10.87	11.45
Taxable-equivalent net interest income	$1,805	$1,804	$1,763	$1,790	$1,773
Yield on average earning assets	5.41%	5.40%	5.35%	5.47%	5.60%
Cost of interest-bearing liabilities	2.44	2.36	2.32	2.52	2.72
Net interest spread	2.97	3.04	3.03	2.95	2.88
Contribution of interest-free funds	.68	.66	.67	.75	.81
Net interest margin	3.65	3.70	3.70	3.70	3.69
Net charge-offs to average total net loans (annualized)	.35	.23	.31	.54	.42
Net operating results (1)
Net operating income	$780	$823	$671	$767	$798
Diluted net operating earnings per common share	5.08	5.35	4.18	4.72	4.87
Return on (annualized):
Average tangible assets	1.47%	1.59%	1.33%	1.49%	1.56%
Average tangible common equity	17.29	18.57	14.51	16.24	17.13
Efficiency ratio	54.4	52.8	58.3	55.1	53.6

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2026	2026	2026	2025	2025
Nonaccrual loans	$1,298	$1,208	$1,240	$1,252	$1,512
Real estate and other foreclosed assets	28	23	27	35	37
Total nonperforming assets	$1,326	$1,231	$1,267	$1,287	$1,549
Accruing loans past due 90 days or more	$570	$603	$646	$561	$432
Government guaranteed loans included in totals above:
Nonaccrual loans	81	78	85	83	71
Accruing loans past due 90 days or more	556	586	634	543	403
Nonaccrual loans to total loans	.90%	.85%	.89%	.91%	1.11%
Allowance for loan losses to total loans	1.51	1.53	1.54	1.54	1.59
Additional information
Period end common stock price	$217.60	$238.01	$206.72	$201.48	$197.62
Full-service domestic banking offices (2)	906	911	930	942	942
Full-time equivalent employees	21,562	21,662	21,866	22,080	22,383

(1) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(2) In the first quarter of 2026, thirteen domestic banking offices formerly classified as full service were designated as limited service per regulatory filings.

Third Quarter 2026 Results
Condensed Consolidated Statement of Income

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in millions)	2026	2025	Change	2026	2025	Change
Interest income	$2,667	$2,680	—%	$7,823	$7,849	—%
Interest expense	874	919	-5	2,486	2,680	-7
Net interest income	1,793	1,761	2	5,337	5,169	3
Provision for credit losses	135	125	8	395	380	4
Net interest income after provision for credit losses	1,658	1,636	1	4,942	4,789	3
Other income:
Trust and investment services income	230	217	6	684	643	7
Mortgage banking revenues	152	147	3	406	395	3
Service charges on deposit accounts	109	105	3	322	307	5
Card revenues	90	90	—	257	257	—
Letter of credit and credit-related fees	46	45	3	132	132	—
Capital markets and advisory revenues	32	35	-8	109	89	23
Gain (loss) on bank investment securities	(1)	1	—	5	1	—
Other revenues from operations	85	112	-25	257	222	16
Total other income	743	752	-1	2,172	2,046	6
Other expense:
Salaries and employee benefits	832	833	—	2,572	2,533	2
Outside data processing and software	173	138	25	471	412	14
Equipment and net occupancy	131	129	1	393	391	—
Professional and other services	97	81	22	279	251	12
FDIC assessments	19	13	55	60	58	4
Advertising and marketing	29	23	26	77	70	9
Amortization of core deposit and other intangible assets	7	10	-27	23	32	-27
Other costs of operations	105	136	-23	305	367	-17
Total other expense	1,393	1,363	2	4,180	4,114	2
Income before taxes	1,008	1,025	-2	2,934	2,721	8
Income taxes	233	233	—	677	629	8
Net income	$775	$792	-2%	$2,257	$2,092	8%

Third Quarter 2026 Results
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
Interest income	$2,667	$2,620	$2,536	$2,637	$2,680
Interest expense	874	828	784	858	919
Net interest income	1,793	1,792	1,752	1,779	1,761
Provision for credit losses	135	120	140	125	125
Net interest income after provision for credit losses	1,658	1,672	1,612	1,654	1,636
Other income:
Trust and investment services income	230	235	219	220	217
Mortgage banking revenues	152	127	127	155	147
Service charges on deposit accounts	109	107	106	105	105
Card revenues	90	89	78	87	90
Letter of credit and credit-related fees	46	44	42	47	45
Capital markets and advisory revenues	32	41	36	31	35
Gain (loss) on bank investment securities	(1)	2	4	1	1
Other revenues from operations	85	95	77	50	112
Total other income	743	740	689	696	752
Other expense:
Salaries and employee benefits	832	826	914	809	833
Outside data processing and software	173	154	144	146	138
Equipment and net occupancy	131	129	133	134	129
Professional and other services	97	89	93	105	81
FDIC assessments	19	18	23	(8)	13
Advertising and marketing	29	27	21	32	23
Amortization of core deposit and other intangible assets	7	7	9	10	10
Other costs of operations	105	99	101	151	136
Total other expense	1,393	1,349	1,438	1,379	1,363
Income before taxes	1,008	1,063	863	971	1,025
Income taxes	233	245	199	212	233
Net income	$775	$818	$664	$759	$792

Third Quarter 2026 Results

Condensed Consolidated Balance Sheet

	September 30,
(Dollars in millions)	2026	2025	Change
ASSETS
Cash and due from banks	$1,796	$1,950	-8%
Interest-bearing deposits at banks	14,342	16,751	-14
Investment securities	37,894	36,864	3
Loans held for sale	696	629	11
Loans:
Commercial and industrial	66,373	61,863	7
Real estate - commercial	25,561	23,768	8
Real estate - residential	25,301	24,335	4
Consumer	27,521	26,379	4
Total loans	144,756	136,345	6
Allowance for loan losses	(2,179)	(2,161)	1
Net loans	142,577	134,184	6
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	41	74	-45
Other assets	14,699	12,360	19
Total assets	$220,510	$211,277	4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,819	$44,994	—%
Interest-bearing deposits	122,691	118,432	4
Total deposits	167,510	163,426	2
Short-term borrowings	6,373	2,059	209
Long-term borrowings	13,648	12,928	6
Accrued interest and other liabilities	4,820	4,136	17
Total liabilities	192,351	182,549	5
Shareholders' equity:
Preferred	3,017	2,394	26
Common	25,142	26,334	-5
Total shareholders' equity	28,159	28,728	-2
Total liabilities and shareholders' equity	$220,510	$211,277	4%

Third Quarter 2026 Results
Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
ASSETS
Cash and due from banks	$1,796	$1,939	$1,903	$1,701	$1,950
Interest-bearing deposits at banks	14,342	15,499	14,445	17,068	16,751
Investment securities	37,894	38,374	38,621	36,649	36,864
Loans held for sale	696	663	861	1,067	629
Loans:
Commercial and industrial	66,373	65,995	65,216	63,406	61,863
Real estate - commercial	25,561	24,233	22,986	23,335	23,768
Real estate - residential	25,301	25,128	24,530	24,433	24,335
Consumer	27,521	27,174	26,321	26,461	26,379
Total loans	144,756	142,530	139,053	137,635	136,345
Allowance for loan losses	(2,179)	(2,176)	(2,136)	(2,116)	(2,161)
Net loans	142,577	140,354	136,917	135,519	134,184
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	41	48	55	64	74
Other assets	14,699	13,919	13,469	12,977	12,360
Total assets	$220,510	$219,261	$214,736	$213,510	$211,277

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,819	$48,295	$45,892	$46,509	$44,994
Interest-bearing deposits	122,691	120,590	117,849	120,400	118,432
Total deposits	167,510	168,885	163,741	166,909	163,426
Short-term borrowings	6,373	4,614	7,851	2,149	2,059
Long-term borrowings	13,648	13,568	11,175	10,911	12,928
Accrued interest and other liabilities	4,820	4,248	3,997	4,364	4,136
Total liabilities	192,351	191,315	186,764	184,333	182,549
Shareholders' equity:
Preferred	3,017	2,434	2,434	2,834	2,394
Common	25,142	25,512	25,538	26,343	26,334
Total shareholders' equity	28,159	27,946	27,972	29,177	28,728
Total liabilities and shareholders' equity	$220,510	$219,261	$214,736	$213,510	$211,277

Third Quarter 2026 Results
Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three Months Ended						Change in Balance		Nine Months Ended
	September 30,		June 30,		September 30,		September 30, 2026 from		September 30,				Change
	2026		2026		2025		June 30,	September 30,	2026		2025		in
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2026	2025	Balance	Rate	Balance	Rate	Balance
ASSETS
Interest-bearing deposits at banks	$14,209	3.79%	$15,061	3.72%	$17,739	4.43%	-6%	-20%	$15,159	3.74%	$19,037	4.46%	-20%
Investment securities (1)	38,552	4.33	38,728	4.29	36,559	4.15	—	5	38,378	4.28	35,466	3.98	8
Loans held for sale	682	5.48	777	5.50	637	5.85	-12	7	819	5.45	750	6.92	9
Loans:
Commercial and industrial	65,887	6.00	65,883	6.00	61,687	6.45	—	7	65,139	6.00	61,234	6.41	6
Real estate - commercial	24,862	6.03	23,221	6.29	23,982	6.45	7	4	23,709	6.15	24,796	6.34	-4
Real estate - residential	25,194	4.69	24,827	4.63	24,122	4.57	1	4	24,832	4.62	23,543	4.50	5
Consumer	27,353	6.47	26,719	6.46	26,099	6.60	2	5	26,797	6.47	25,275	6.58	6
Total loans	143,296	5.86	140,650	5.89	135,890	6.15	2	5	140,477	5.87	134,848	6.09	4
Other	—	—	—	—	95	3.45	—	-100	31	—	96	3.46	-67
Total earning assets	196,739	5.41	195,216	5.40	190,920	5.60	1	3	194,864	5.39	190,197	5.54	2
Goodwill	8,465		8,465		8,465		—	—	8,465		8,465		—
Core deposit and other intangible assets	45		51		79		-12	-43	52		86		-40
Other assets	13,611		12,800		11,589		6	17	13,043		11,141		17
Total assets	$218,860		$216,532		$211,053		1%	4%	$216,424		$209,889		3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits:
Savings and interest-checking deposits	$108,013	1.89%	$105,752	1.81%	$104,630	2.23%	2%	3%	$106,783	1.85%	$103,378	2.22%	3%
Time deposits	15,056	3.19	13,808	3.02	13,890	3.40	9	8	13,982	3.08	14,056	3.48	-1
Total interest-bearing deposits	123,069	2.05	119,560	1.95	118,520	2.36	3	4	120,765	1.99	117,434	2.37	3
Short-term borrowings	5,248	3.89	8,016	3.86	2,844	4.50	-35	85	6,318	3.87	3,013	4.50	110
Long-term borrowings	13,977	5.32	12,778	5.33	12,789	5.64	9	9	12,617	5.35	11,675	5.64	8
Total interest-bearing liabilities	142,294	2.44	140,354	2.36	134,153	2.72	1	6	139,700	2.38	132,122	2.71	6
Noninterest-bearing deposits	43,708		43,964		44,056		-1	-1	44,070		44,877		-2
Other liabilities	4,527		4,275		4,261		6	6	4,349		4,142		5
Total liabilities	190,529		188,593		182,470		1	4	188,119		181,141		4
Shareholders' equity	28,331		27,939		28,583		1	-1	28,305		28,748		-2
Total liabilities and shareholders' equity	$218,860		$216,532		$211,053		1%	4%	$216,424		$209,889		3%
Net interest spread		2.97		3.04		2.88				3.01		2.83
Contribution of interest-free funds		.68		.66		.81				.67		.82
Net interest margin		3.65%		3.70%		3.69%				3.68%		3.65%

(1) Yields on investment securities for the nine-month period ended September 30, 2025 reflect $18 million of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People's United Financial, Inc.

Third Quarter 2026 Results

Supplemental Information - Loan Balances

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
Commercial and industrial
Commercial and industrial excluding owner-occupied real estate by industry:
Financial and insurance	$13,731	$13,804	$13,488	$12,749	$12,077
Services	8,719	8,534	8,207	7,887	7,685
Motor vehicle and recreational finance dealers	6,706	6,966	7,061	7,185	6,636
Manufacturing	6,311	6,389	6,402	6,094	6,238
Wholesale	4,473	4,330	4,343	4,373	4,244
Transportation, communications, utilities	4,456	4,199	3,928	3,883	3,754
Retail	3,347	3,319	3,302	3,087	3,112
Construction	2,412	2,445	2,305	2,260	2,205
Health services	1,811	1,707	1,835	1,816	1,779
Real estate investors	1,589	1,521	1,662	1,574	1,505
Other	1,370	1,397	1,362	1,300	1,567
Total commercial and industrial excluding owner-occupied real estate	54,925	54,611	53,895	52,208	50,802
Owner-occupied real estate by industry:
Services	2,351	2,362	2,377	2,368	2,308
Motor vehicle and recreational finance dealers	2,263	2,180	2,217	2,234	2,162
Retail	1,929	1,926	1,916	1,893	1,825
Health services	1,413	1,464	1,335	1,268	1,320
Wholesale	1,079	1,035	1,029	978	975
Manufacturing	735	712	727	791	783
Real estate investors	585	607	617	616	634
Other	1,093	1,098	1,103	1,050	1,054
Total owner-occupied real estate	11,448	11,384	11,321	11,198	11,061
Total commercial and industrial	66,373	65,995	65,216	63,406	61,863
Commercial real estate
Permanent finance by property type:
Apartments/Multifamily	7,320	6,865	6,269	6,353	6,270
Retail/Service	4,313	4,259	4,237	4,164	4,320
Industrial/Warehouse	3,510	3,276	2,462	2,297	2,175
Office	3,066	3,147	3,282	3,423	3,487
Health services	1,841	1,583	1,507	1,548	1,554
Hotel	1,728	1,665	1,727	1,743	1,776
Other	443	180	187	180	202
Total permanent	22,221	20,975	19,671	19,708	19,784
Construction/Development	3,340	3,258	3,315	3,627	3,984
Total commercial real estate	25,561	24,233	22,986	23,335	23,768
Residential real estate
Residential real estate	25,301	25,128	24,530	24,433	24,335
Consumer
Home equity lines and loans	4,991	4,891	4,796	4,807	4,730
Recreational finance	15,170	14,856	14,144	14,092	14,152
Automobile	4,871	4,969	5,016	5,167	5,223
Other	2,489	2,458	2,365	2,395	2,274
Total consumer	27,521	27,174	26,321	26,461	26,379
Total loans	$144,756	$142,530	$139,053	$137,635	$136,345

Third Quarter 2026 Results

Supplemental Information - Mortgage Banking Activities

	Three Months Ended		Change		Nine Months Ended		Change
	September 30,	June 30,			September 30,	September 30,
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Residential mortgage banking revenues
Gains on loans originated for sale	$9	$7	$2	30%	$24	$23	$1	4%
Loan servicing:
Loan servicing fees	33	33	—	-1	98	105	(7)	-7
Changes in fair value of mortgage loan servicing right assets, net of hedging activities	(16)	(11)	(5)	-37	(40)	—	(40)	—
Loan sub-servicing and other fees	93	67	26	38	222	159	63	39
Total loan servicing	110	89	21	23	280	264	16	6
Total residential mortgage banking revenues	$119	$96	$23	24%	$304	$287	$17	6%
New commitments to originate loans for sale	$377	$411	$(34)	-8%	$1,188	$1,019	$169	17%

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
Balances at period end
Loans held for sale	$249	$256	$327	$441	$327
Commitments to originate loans for sale	191	258	222	224	329
Commitments to sell loans	407	467	544	645	576
Capitalized mortgage loan servicing assets	572	540	542	287	305

Loans serviced for others	34,909	35,253	35,586	35,873	36,421
Loans sub-serviced for others	179,605	183,599	123,968	156,938	161,785
Total loans serviced for others	$214,514	$218,852	$159,554	$192,811	$198,206

	Three Months Ended		Change		Nine Months Ended		Change
	September 30,	June 30,			September 30,	September 30,
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Commercial mortgage banking revenues
Gains on loans originated for sale	$13	$13	$—	—%	$44	$50	$(6)	-12%
Loan servicing fees and other	20	18	2	9	58	58	—	—
Total commercial mortgage banking revenues	$33	$31	$2	5%	$102	$108	$(6)	-6%
Loans originated for sale to other investors	$737	$746	$(9)	-1%	$2,618	$3,138	$(520)	-17%

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
Balances at period end
Loans held for sale	$263	$259	$359	$484	$278
Commitments to originate loans for sale	559	485	529	773	1,074
Commitments to sell loans	826	740	903	1,253	1,292
Capitalized mortgage loan servicing assets	132	136	138	132	123

Loans serviced for others	31,204	31,368	30,934	30,309	28,957
Loans sub-serviced for others	4,013	4,072	4,194	4,231	4,297
Total loans serviced for others	$35,217	$35,440	$35,128	$34,540	$33,254

Third Quarter 2026 Results

Supplemental Information - Other Revenues from Operations

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	Change		September 30,	September 30,	Change
(Dollars in millions)	2026	2026	Amount	%	2026	2025	Amount	%
Bank owned life insurance revenue	$17	$20	$(3)	-12%	$55	$56	$(1)	-2%
Equipment operating lease income	12	11	1	4	34	37	(3)	-9
BLG income	31	47	(16)	-34	111	20	91	455
Earnout payment related to 2023 sale of CIT business	—	—	—	—	—	28	(28)	-100
Gains on sales of out-of-footprint loan portfolio	—	—	—	—	—	15	(15)	-100
Gain on sale of institutional services subsidiary	—	—	—	—	—	10	(10)	-100
Other	25	17	8	47	57	56	1	2
Total other revenues from operations	$85	$95	$(10)	-12%	$257	$222	$35	16%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2026	2026	2026	2025	2025
Bank owned life insurance revenue	$17	$20	$18	$19	$21
Equipment operating lease income	12	11	11	11	12
BLG income	31	47	33	—	20
Earnout payment related to 2023 sale of CIT business	—	—	—	—	28
Other	25	17	15	20	31
Total other revenues from operations	$85	$95	$77	$50	$112

Supplemental Information - Interest Rate Swap Agreements Designated as Hedges at September 30, 2026

(Dollars in billions)	September 30, 2026	December 31, 2026	March 31, 2027	June 30, 2027	September 30, 2027	December 31, 2027	March 31, 2028
Fair value hedges:
Active	$6.1	$6.1	$6.1	$6.1	$5.1	$6.4	$5.9
Forward-starting	1.3	1.3	1.3	1.3	1.3	—	—
Cash flow hedges:
Active	16.7	17.5	17.0	17.7	15.2	13.9	12.7
Forward-starting	8.8	8.0	5.8	1.8	1.8	1.5	—

Fair value hedges - weighted-average fixed rate:
Active	3.56%	3.56%	3.56%	3.56%	3.66%	3.85%	3.85%
Forward-starting	4.62	4.62	4.62	4.62	4.62	—	—
Cash flow hedges - weighted-average fixed rate:
Active	3.70	3.69	3.67	3.78	3.78	3.76	3.87
Forward-starting	3.97	4.01	4.23	4.56	4.56	4.55	—

Third Quarter 2026 Results
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$775	$792	$2,257	$2,092
Amortization of core deposit and other intangible assets (1)	5	6	17	24
Net operating income	$780	$798	$2,274	$2,116
Earnings per common share
Diluted earnings per common share	$5.04	$4.82	$14.48	$12.34
Amortization of core deposit and other intangible assets (1)	.04	.05	.12	.15
Diluted net operating earnings per common share	$5.08	$4.87	$14.60	$12.49
Other expense
Other expense	$1,393	$1,363	$4,180	$4,114
Amortization of core deposit and other intangible assets	(7)	(10)	(23)	(32)
Noninterest operating expense	$1,386	$1,353	$4,157	$4,082
Efficiency ratio
Noninterest operating expense (numerator)	$1,386	$1,353	$4,157	$4,082
Taxable-equivalent net interest income	$1,805	$1,773	$5,372	$5,202
Other income	743	752	2,172	2,046
Less: Gain (loss) on bank investment securities	(1)	1	5	1
Denominator	$2,549	$2,524	$7,539	$7,247
Efficiency ratio	54.4%	53.6%	55.1%	56.3%
Balance sheet data
Average assets
Average assets	$218,860	$211,053	$216,424	$209,889
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(45)	(79)	(52)	(86)
Deferred taxes	17	24	18	25
Average tangible assets	$210,367	$202,533	$207,925	$201,363
Average common equity
Average total equity	$28,331	$28,583	$28,305	$28,748
Preferred stock	(2,890)	(2,394)	(2,635)	(2,394)
Average common equity	25,441	26,189	25,670	26,354
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(45)	(79)	(52)	(86)
Deferred taxes	17	24	18	25
Average tangible common equity	$16,948	$17,669	$17,171	$17,828
At end of quarter
Total assets
Total assets	$220,510	$211,277
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(41)	(74)
Deferred taxes	16	23
Total tangible assets	$212,020	$202,761
Total common equity
Total equity	$28,159	$28,728
Preferred stock	(3,017)	(2,394)
Common equity	25,142	26,334
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(41)	(74)
Deferred taxes	16	23
Total tangible common equity	$16,652	$17,818

(1) After any related tax effect.

Third Quarter 2026 Results
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$775	$818	$664	$759	$792
Amortization of core deposit and other intangible assets (1)	5	5	7	8	6
Net operating income	$780	$823	$671	$767	$798
Earnings per common share
Diluted earnings per common share	$5.04	$5.32	$4.13	$4.67	$4.82
Amortization of core deposit and other intangible assets (1)	.04	.03	.05	.05	.05
Diluted net operating earnings per common share	$5.08	$5.35	$4.18	$4.72	$4.87
Other expense
Other expense	$1,393	$1,349	$1,438	$1,379	$1,363
Amortization of core deposit and other intangible assets	(7)	(7)	(9)	(10)	(10)
Noninterest operating expense	$1,386	$1,342	$1,429	$1,369	$1,353
Efficiency ratio
Noninterest operating expense (numerator)	$1,386	$1,342	$1,429	$1,369	$1,353
Taxable-equivalent net interest income	$1,805	$1,804	$1,763	$1,790	$1,773
Other income	743	740	689	696	752
Less: Gain (loss) on bank investment securities	(1)	2	4	1	1
Denominator	$2,549	$2,542	$2,448	$2,485	$2,524
Efficiency ratio	54.4%	52.8%	58.3%	55.1%	53.6%
Balance sheet data
Average assets
Average assets	$218,860	$216,532	$213,828	$212,891	$211,053
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(45)	(51)	(59)	(69)	(79)
Deferred taxes	17	17	19	22	24
Average tangible assets	$210,367	$208,033	$205,323	$204,379	$202,533
Average common equity
Average total equity	$28,331	$27,939	$28,648	$28,970	$28,583
Preferred stock	(2,890)	(2,434)	(2,576)	(2,691)	(2,394)
Average common equity	25,441	25,505	26,072	26,279	26,189
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(45)	(51)	(59)	(69)	(79)
Deferred taxes	17	17	19	22	24
Average tangible common equity	$16,948	$17,006	$17,567	$17,767	$17,669
At end of quarter
Total assets
Total assets	$220,510	$219,261	$214,736	$213,510	$211,277
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(41)	(48)	(55)	(64)	(74)
Deferred taxes	16	17	18	20	23
Total tangible assets	$212,020	$210,765	$206,234	$205,001	$202,761
Total common equity
Total equity	$28,159	$27,946	$27,972	$29,177	$28,728
Preferred stock	(3,017)	(2,434)	(2,434)	(2,834)	(2,394)
Common equity	25,142	25,512	25,538	26,343	26,334
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(41)	(48)	(55)	(64)	(74)
Deferred taxes	16	17	18	20	23
Total tangible common equity	$16,652	$17,016	$17,036	$17,834	$17,818

(1) After any related tax effect.